UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      April 1, 2005

Barrier Therapeutics, Inc.

(Exact name of registrant specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50680 (Commission File Number)	22-3828030 (I.R.S. Employer Identification No.)

600 College Road East, Suite 3200, Princeton, New Jersey   08540
(Address of principal executive offices)

(609) 945-1200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

Base Salaries. The Compensation Committee (the “Committee”) of the Board of Directors of Barrier Therapeutics, Inc. (the “Company”), has approved base salaries, effective April 1, 2005, for the executive officers of the Company in the amounts indicated below:

Name	Base Salary Amount

Geert Cauwenbergh, Ph.D.	$315,000
Alfred Altomari	$243,000
Albert C. Bristow	$200,000
Charles T. Nomides	$236,000
Anne M. VanLent	$257,500

Annual Incentive Awards. The Committee also approved annual incentive awards for 2004, payable in cash and stock options, to the same executive officers, as follows:

Name	Cash Award	Stock Option Award

Geert Cauwenbergh, Ph.D.	$108,000	25,000 shares
Alfred Altomari	$67,250	15,000 shares
Albert C. Bristow	$56,000	15,000 shares
Charles T. Nomides	$60,500	15,000 shares
Anne M. VanLent	$84,750	15,000 shares

     The awards were made pursuant to the Company’s annual incentive plan for 2004 (the “2004 AIP”). For each of the executive officers the stock options vest 25% on date of grant (April 1, 2005) and thereafter in a series of three (3) successive equal annual installments measured from the date of grant.

     In April 2005, the Committee adopted guidelines for an annual incentive plan for 2005 (the “2005 AIP”). Similar to the 2004 AIP, the 2005 AIP is designed to enhance stockholder value by providing the Company’s eligible employees, including its executive officers, with added incentive to achieve specific annual objectives. The 2005 AIP also provides the Company a tool to attract, retain, and motivate qualified personnel, allowing the Company to compete with industry peers. Under the 2005 AIP, eligible participants can earn a cash bonus expressed as a percentage of their base salary, as well as an incentive stock option grant. The incentive bonus opportunities vary by each employee’s level of responsibility, and are dependent on the actual achievement level, as compared to corporate and individual objectives. For the executive officers other than the CEO, the target cash bonus is equal to 35% of the officer’s base salary and the target number of stock options is 15,000 shares. For the CEO, the target cash bonus is equal to 50% of base salary and the target number of stock options is 25,000 shares.

     Under the 2005 AIP there is no provision for a mandatory minimum incentive award and award eligibility includes the requirement that participants be employed with the Company prior to October 1, 2005 and continue to be employed on the date of the 2005 AIP payments. In addition, the Committee and the Board retain full discretion as to the total amount of cash and options to be distributed to all employees and to review and approve annual incentive compensation amounts for the executive officers.

     The awards for 2005 will be made based on the Company’s achievement of corporate performance goals for fiscal year 2005 and the assessed contribution of the executive to the Company’s success. The corporate performance goals for 2005 relate to the development and advancement of the Company’s clinical product pipeline and the results of commercial operations.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.
Date: April 1, 2005	By:	ANNE M. VANLENT
		Name:	Anne M. VanLent
		Title:	Executive Vice President, Chief Financial Officer and Treasurer